--------------------------------------------------------------------------------

                                THERMATRIX INC.


                              AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

 1.   DEFINITIONS AND CONSTRUCTION.....................................      1
      1.1    Definitions...............................................      1
      1.2    Accounting Terms..........................................      6

 2.   LOAN AND TERMS OF PAYMENT........................................      7
      2.1    Acquisition Facility......................................      7
      2.2    Revolving Advances........................................      7
      2.3    Overadvances..............................................      9
      2.4    Interest Rates, Payments, and Calculations................      9
      2.5    Crediting Payments........................................      9
      2.6    Fees......................................................     10
      2.7    Additional Costs..........................................     10
      2.8    Term......................................................     11

 3.   CONDITIONS OF LOANS..............................................     11
      3.1    Conditions Precedent to Initial Advance...................     11
      3.2    Conditions Precedent to all Advances......................     11

 4.   CREATION OF SECURITY INTEREST....................................     11
      4.1    Grant of Security Interest................................     11
      4.2    Delivery of Additional Documentation Required.............     12
      4.3    Right to Inspect..........................................     12

 5.   REPRESENTATIONS AND WARRANTIES...................................     12
      5.1    Due Organization and Qualification........................     12
      5.2    Due Authorization; No Conflict............................     12
      5.3    No Prior Encumbrances.....................................     12
      5.4    Bona Fide Eligible Accounts...............................     12
      5.5    Merchantable Inventory....................................     12
      5.6    Name; Location of Chief Executive Office..................     12
      5.7    Litigation................................................     12
      5.8    No Material Adverse Change in Financial Statements........     12
      5.9    Solvency..................................................     13
      5.10   Regulatory Compliance.....................................     13
      5.11   Environmental Condition...................................     13
      5.12   Taxes.....................................................     13
      5.13   Subsidiaries..............................................     13
      5.14   Government Consents.......................................     13
      5.15   Full Disclosure...........................................     13

 6.   AFFIRMATIVE COVENANTS............................................     13
      6.1    Good Standing.............................................     14
      6.2    Government Compliance.....................................     14
      6.3    Financial Statements, Reports, Certificates...............     14
      6.4    Inventory; Returns........................................     14
      6.5    Taxes.....................................................     14
      6.6    Insurance.................................................     15
      6.7    Principal Depository......................................     15
      6.8    Quick Ratio...............................................     15
      6.9    Debt-Net Worth Ratio......................................     15


         ..............................................................
      6.10   Tangible Net Worth........................................     15
      6.11   Profitability.............................................     15
      6.12   Minimum Liquidity/Debt Service Coverage...................     15
      6.13   Registration of Intellectual Property Rights..............     16
      6.14   Further Assurances........................................     16

 7.   NEGATIVE COVENANTS...............................................     16
      7.1   Dispositions...............................................     16
      7.2   Change in Business.........................................     16
      7.3   Mergers or Acquisitions....................................     16
      7.4   Indebtedness...............................................     16
      7.5   Advances to Employees or Shareholders......................     16
      7.6   Encumbrances...............................................     17
      7.7   Distributions..............................................     17
      7.8   Investments................................................     17
      7.9   Transactions with Affiliates...............................     17
      7.10  Subordinated Debt..........................................     17
      7.11  Inventory..................................................     17
      7.12  Compliance.................................................     17

 8.   EVENTS OF DEFAULT................................................     17
      8.1   Payment Default............................................     17
      8.2   Covenant Default...........................................     17
      8.3   Material Adverse Change....................................     18
      8.4   Attachment.................................................     18
      8.5   Insolvency.................................................     18
      8.6   Other Agreements...........................................     18
      8.7   Subordinated Debt..........................................     18
      8.8   Judgments..................................................     18
      8.9   Misrepresentations.........................................     18

 9.   BANK'S RIGHTS AND REMEDIES.......................................     18
      9.1  Rights and Remedies.........................................     18
      9.2  Power of Attorney...........................................     19
      9.3  Accounts Collection.........................................     20
      9.4  Bank Expenses...............................................     20
      9.5  Bank's Liability for Collateral.............................     20
      9.6  Remedies Cumulative.........................................     20
      9.7  Demand; Protest.............................................     20

10.   NOTICES..........................................................     20

11.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.......................     21

12.   GENERAL PROVISIONS...............................................     21
      12.1  Successors and Assigns.....................................     21
      12.2  Indemnification............................................     21
      12.3  Time of Essence............................................     22
      12.4  Severability of Provisions.................................     22
      12.5  Amendments in Writing, Integration.........................     22
      12.6  Counterparts...............................................     22
      12.7  Survival...................................................     22
      12.8  Confidentiality............................................     22

        This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is entered into as of February 25, 1997, by and between VENTURE LENDING, a division of Cupertino National Bank & Trust ("Bank") and THERMATRIX INC. ("Borrower").


                                   RECITALS
                                   --------

        Borrower and Bank are parties to a Loan and Security Agreement dated as of December 15, 1995, as amended by Amendment No. 1 to Loan and Security Agreement dated August 13, 1996 and Amendment No. 2 to Loan and Security Agreement dated December 5, 1996. Borrower wishes to continue to obtain credit from time to time from Bank, and Bank desires to continue to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.


                                   AGREEMENT
                                   ---------

        The parties agree as follows:

        1.      DEFINITIONS AND CONSTRUCTION
                ----------------------------

                1.1  Definitions. As used in this Agreement, the following terms
                     -----------
shall have the following definitions:

                "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

                "Acquisition Facility" means the facility under which Borrower may request Advances pursuant to Section 2.1.

                "Advance" or "Advances" means a cash advance under the Acquisition Facility or the Revolving Facility.

                "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

                "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, whether or not suit is brought.

                "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                "Borrowing Base" has the meaning set forth in Section 2.2 hereof.

                "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

                "Closing Date" means the date of this Agreement.

                "Code" means the California Uniform Commercial Code.

                "Collateral" means the property described on Exhibit A attached hereto.

                "Committed Line" means Four Million Dollars ($4,000,000).

                "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendible at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt and deferred income.

                "Daily Balance" means the amount of the Obligations owed at the end of a given day.

                "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; provided that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

                (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date ;

                (b) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

                (c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

                (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

                (e) Accounts with respect to which the account debtor is an Affiliate of Borrower;

                (f) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

                (g) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States, other than Government Accounts;

                (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

                (i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed thirty percent (30%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except for Accounts with respect to Fortune 500 companies to which the applicable percentage shall be fifty percent (50%) and as approved in writing by Bank;

                (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proce eding, or becomes insolvent, or goes out of business;

                (k) Accounts with respect to which the account debtor is a distributor, unless pre-approved by Bank in writing; and

                (l) Accounts the collection of which Bank reasonably determines to be doubtful.

                "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that Bank approves on a case-by-case basis, and that are not excluded by any of clauses (a) through (I) under the defined term, "Eligible Accounts."

                "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

                "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                "Foreign Exchange Reserve" has the meaning set forth in Section
2.2.2 hereof.

                "Fortune 500 Company" means those corporations listed in Fortune Magazine as its "Fortune 500," including the Subsidiaries or Affiliates of such corporations.

                "GAAP'" means generally accepted accounting principles as in effect from time to time.

                "Government Accounts" means Accounts with respect to which the account debtor is the United States or any department, agency or instrumentality of the United States that Bank approves on a case-by-case basis and that are not excluded by any of clauses (a) through (e) or (h) through (1) under the defined term, "Eligible Accounts."

                "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

                "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or td be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

                "lnvestment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

                "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

                "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

                "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

                "Maturity Date" means the first anniversary of the date hereof, except that the Maturity Date shall be the second anniversary of the effective date of an extension of the term of the Acquisition Facility under Section 2.1.1.

                "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

                "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

                "Periodic Payments means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

                "Permitted Indebtedness" means:

                (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

                (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

                (c)  Subordinated Debt;

                (d) Indebtedness in an aggregate principal amount of up to One Hundred Thousand Dollars ($100,000) for the purpose of leasing or acquiring new equipment;

                (e) Indebtedness to trade creditors incurred in the ordinary course of business.

                "Permitted Investment" means:

                (a) Investments existing on the Closing Date disclosed in the Schedule; and

                (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
     (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.,
     (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank, and (iv) Investments made in accordance with Borrower's investment policies, as approved from time to time by Borrower's Board of Directors.

                "Permitted Liens" means the following:

                (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

                (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's security interests;

                (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so
                 --------
acquired and improvements thereon, and the proceeds of such equipment;

                (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

                "Person" means any individual, sole proprietorship, partnership,. limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                "Prime Rate" means the variable rate of interest, per annum, most recently published by The Wall Street Journal as the "prime rate," whether or not such rate is the lowest rate available from Bank.

                "Quick Assets" means, at any date as of which the amount thereof shall be determined, the consolidated cash, cash-equivalents, accounts receivable and investments, with maturities not to exceed 90 days, of Borrower determined in accordance with GAAP.

                "Responsible Officer" means each of the Chief Executive Officer, the Chief Financial Officer and the Controller of Borrower.

                "Revolving Facility" means the facility under which Borrower may request Bank to issue cash advances, as specified in Section 2.2 hereof.

                "Revolving Maturity Date" means the day before the first anniversary of the Closing Date.

                "Schedule" means the schedule of exceptions attached hereto, if any. "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

                "Subsidiary" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

                "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the consolidated total assets of Borrower and its Subsidiaries minus without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.

                "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt and deferred income.

        1.2     Accounting Terms. All accounting terms not specifically defined
                ----------------
herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

        2.   LOAN AND TERMS OF PAYMENT
             -------------------------

             2.1  Acquisition Facility. Subject to the terms and conditions of
                  --------------------
this Agreement, Bank will make one or more Advances from time to time to Borrower in an amount not to exceed an aggregate of Two Million Five Hundred Thousand Dollars ($2,500,000). Borrower may request Advances hereunder in an aggregate amount not to exceed One Million Dollars ($1,000,000) through the Revolving Maturity Date, provided Borrower provides Bank with evidence satisfactory to Bank that, after completing the acquisition for which the Advance or Advances were requested, Borrower will be in compliance with Sections 6.8, 6.9, 6.10, 6.11 and 6.12. Borrower may request additional Advances hereunder in an aggregate amount in excess of One Million Dollars ($1,000,000), upon Bank's approval of the terms of the Acquisition or Acquisitions for which the Advance or Advances were requested. Each Advance shall be in an amount not less than Two Hundred Fifty Thousand Dollars ($250,000). Interest shall accrue from the date of each Advance at the rate specified in Section 2.4(a), and shall be payable monthly on the fifth day of each month after the date of an Advance through the Revolving Maturity Date, at which time the principal amount of the Advances made under this Section 2.1 and all accrued but unpaid interest shall be due and payable unless the term of -the repayment of the Acquisition Facility is extended pursuant to Section 2.1.1. When Borrower desires to obtain an Advance hereunder, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission received no later than 3:00 p.m. California time three (3) Business Days before the day on which the Advance is to be made. Such notice shall be in substantially the form of Exhibit B. The notice shall be signed by a Responsible Officer. Borrower's obligations under the Acquisition Facility shall be evidenced by this Agreement and by a promissory note in substantially the form of Exhibit C-1 attached hereto.

                2.1.1  Acquisition Extension Option. Borrower may request at any
                       ----------------------------
time prior to the Revolving Maturity Date that the repayment term of the Acquisition Facility be extended to the Maturity Date, provided that an Event of Default has not occurred prior to such request and Borrower is in compliance with all of Sections 6.8, 6.9, 6.10 and 6.11 as of such date. The principal amount outstanding on the date of the extension shall be payable in twenty four
(24) equal monthly installments of principal, plus accrued interest, on the fifth day of each month, beginning the month following the date that the repayment term is extended, and continuing through the Maturity Date. The entire principal balance and all accrued but unpaid interest shall be due and payable on the Maturity Date.

                2.2   Revolving Advances. Subject to and upon the terms and
                      ------------------
conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate amount not to exceed the lesser of (i) the Committed Line, minus the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus the Foreign Exchange Reserve or (ii) the
                                 -----
Borrowing Base, minus the face amount of all outstanding Letters of Credit
                -----
(including drawn but unreimbursed Letters of Credit), minus the Foreign Exchange Reserve. For purposes of this Agreement, "Borrowing Base" shall mean an amount equal to (I) eighty percent (80%) of Eligible Accounts plus (ii) fifty percent (50%) of Eligible Foreign Accounts plus (iii) fifty percent (50%) of Government Accounts. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.2 may be repaid and reborrowed at any time prior to the Revolving Maturity Date.

        Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. California time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement,
---------
based upon instructions received from a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank whall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.2 to Borrower's deposit account.

        Borrower's obligations under the Revolving Facility shall be evidenced by this Agreement and by a promissory note in substantially the form of Exhibit
                                                                        -------
C-2 hereto. The Revolving Facility shall terminate on the Revolving Maturity
---
Date, at which time all Advances under this Section 2.2 and other amounts due under this Agreement shall be immediately due and payable.

                2.2.1   Letters of Credit.
                        -----------------

                        (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued letters of credit for the account of Borrower in an aggregate face amount not to exceed the lesser of the Committed Line or the Borrowing Base minus in each case the then outstanding
                                     -----
principal balance of the Advances made under this Section 2.2.1 and minus the
                                                                    -----
Foreign Exchange Reserve; provided that the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) shall not in any case exceed Two Million Dollars ($2,000,000). Each such letter of credit shall have an expiry date no later than the Revolving Maturity Date; provided that such letter of credit may have an expiry date up to sixty (60) days after the Revolving Maturity Date for so long as Borrower secures all reimbursement and other obligations owing to Bank with cash or cash-equivalents on terms acceptable to Bank. All such letters of credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of application and letter of credit agreement. All amounts actually paid by Bank in respect of a letter of credit shall, when paid, constitute an Advance under this Agreement.

                        (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any letters of credit.

                        (c) Borrower may request that Bank issue a letter of credit payable in a currency other than United States Dollars. If a demand for payment is made under any such letter of credit, Bank shall treat such demand as an advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency. Upon the issuance of any letter of credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Line for letters of credit against fluctuations in currency exchange rates, in an amount equal to twenty percent (20%) of the face amount of such letter of credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Line shall be reduced by the amount of such reserve for so long as such letter of credit remains outstanding.

                2.2.2   Foreign Exchange Contract; Foreign Exchange Settlements.
                        -------------------------------------------------------

                        (a) Borrower may utilize up to One Million Dollars ($1,000,000) under the Committed Line for foreign exchange contracts (the "Exchange Contracts"), pursuant to which Bank shall sell to 9r purchase from Borrower foreign currency on a spot or future basis. All Exchange Contracts must provide for delivery or settlement on or before the Revolving Maturity Date; provided that settlement or delivery may occur up to sixty (60) days after the Revolving Maturity

Date for so long as Borrower secures all obligations owing to Bank with cash or cash-equivalents on terms reasonably acceptable to Bank. The limit available at any time shall be reduced by the following amounts (the "Foreign Exchange Reserve") on each day (the "Determination Date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two business days from the Determination Date, 10% of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two business days after the Determination Date, 100% of the gross amount of the Exchange Contracts. In lieu of the Foreign Exchange Reserve for 100% of the gross amount of any Exchange Contract, Borrower may request that Bank treat such amount as an Advance under the Committed Line.

                        (b) Bank may, in its discretion, terminate the Exchange Contracts at any time (a) that an Event of Default occurs or (b) that there is no sufficient availability under the Committed Line and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If Bank terminates the Exchange Contracts, and without limitation of any applicable indemnities, Borrower agrees to reimburse Bank for any and all fees, costs and expenses relating thereto or arising in connection therewith.

                        (c) Borrower shall execute all standard form applications and agreements of Bank in connection with the Exchange Contracts and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Bank in connection with the Exchange Contracts.

                2.3     Overadvances. If the amount of Obligations owed by
                        ------------
Borrower to Bank pursuant to Section 2.2 of this Agreement is greater than the lesser of (i) the Committed Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

                2.4     Interest Rates, Payments, and Calculations.
                        ------------------------------------------

                        (a)  Interest Rate. Except as set forth in Section
                             -------------
2.4(b), any Advances under Section 2.1 shall bear interest, on the average Daily Balance, at a rate equal to one (1.0) percentage point above the Prime Rate, and any Advances under Section 2.2 shall bear interest at a rate equal to one-half of one (0.5) percentage point above the Prime Rate.

                        (b)  Default Rate. All Obligations shall bear interest,
                             ------------
from and after the occurrence of an Event of Default, at a rate equal to five
(5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                        (c)  Payments. Interest on Advances under this Agreement
                             --------
hereunder shall be due and payable on the fifteenth calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                        (d)  Computation. In the event the Prime Rate is changed
                             -----------
from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                2.5 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. Unless otherwise agreed in writing by 'Bank, after the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

        2.6     Fees. Borrower shall pay to Bank the following:
                ----

                (a)  Facility Fee; Extension Fee. A Facility Fee equal to
                     ---------------------------
Sixteen Thousand Two Hundred Fifty Dollars ($16,250), which fee shall be payable, fully earned and nonrefundable as of the date hereof. Borrower shall also pay Bank a fee of Twelve Thousand Five Hundred Dollars ($12,500) as a condition to requesting an Advance under Section 2.1.

                (b)  Financial Examination and Appraisal Fees. Bank's customary
                     ----------------------------------------
fees and 'out-of-pocket expenses for Bank's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

                (c)  Bank Expenses. Upon the date hereof, all Bank Expenses
                     -------------
incurred through the Closing Date, including reasonable attorneys' fees and expenses, which fees shall not exceed Five Thousand 'Dollars ($5,000), and, after the date hereof, all Bank Expenses, including reasonable attorneys' 'fees and expenses, as and when they become due.

        2.7     Additional Costs. In case any change in any law, regulation,
                ----------------
treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement:

                (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

                (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, 6r loans by, Bank; or

                (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

        2.8     Term. This Agreement shall become effective on the Closing Date
                ----
and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

        3.      CONDITIONS OF LOANS
                -------------------

                3.1     Conditions Precedent to Initial Advance. The obligation
                        ---------------------------------------
of Bank to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                        (a)  this Agreement;

                        (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

                        (c)  a collateral assignment and patent mortgage;

                        (d) an audit of Borrower's Accounts (condition only as to an Advance under Section 2.2);

                        (e)  insurance certificate;

                        (f) payment of the fees and Bank Expenses then due specified in Section 2.6 hereof; and

                        (g) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

        3.2     Conditions Precedent to all Advances. The obligation of Bank to
                ------------------------------------
make each Advance, including the initial Advance, is further subject to the following conditions:

                (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

                (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 3.2(b).

        4.      CREATION OF SECURITY INTEREST
                -----------------------------

                4.1     Grant of Security Interest. Borrower grants and pledges
                        --------------------------
to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.

                4.2     Delivery of Additional Documentation Required. Borrower
                        ---------------------------------------------
shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

                4.3     Right to Inspect. Bank (through any of its officers,
                        ----------------
employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

        5.      REPRESENTATIONS AND WARRANTIES
                ------------------------------

                Borrower represents and warrants as follows:

                5.1     Due Organization and Qualification. Borrower and each
                        ----------------------------------
Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

                5.2     Due Authorization; No Conflict. The execution, delivery,
                        ------------------------------
and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

                5.3     No Prior Encumbrances. Borrower has good and
                        ---------------------
indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

                5.4     Bona Fide Eligible Accounts. The Eligible Accounts are
                        ---------------------------
bona fide existing obligations. The property giving rise to such Eligible Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency. Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

                5.5     Merchantable Inventory. All Inventory is in all material
                        ----------------------
respects of good and marketable quality, free from all material defects.

                5.6     Name; Location of Chief Executive Office. Except as
                        ----------------------------------------
disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

                5.7     Litigation. Except as set forth in the Schedule, there
                        ----------
are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

                5.8     No Material Adverse Change in Financial Statements. All
                        --------------------------------------------------
consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

                5.9     Solvency. Borrower is solvent and able to pay its debts
                        --------
(including trade debts) as they mature.

                5.10    Regulatory Compliance. Borrower and each Subsidiary has
                        ---------------------
met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

                5.11    Environmental Condition. None of Borrower's or any
                        -----------------------
Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

                5.12    Taxes. Borrower and each Subsidiary has filed or caused
                        -----
to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

                5.13    Subsidiaries. Borrower does not own any stock,
                        ------------
partnership interest or other equity securities of any Person, except for Permitted Investments.

                5.14    Government Consents. Borrower and each Subsidiary has
                        -------------------
obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

                5.15    Full Disclosure. No representation, warranty or other
                        ---------------
statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

        6.      AFFIRMATIVE COVENANTS
                ---------------------

                Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

                6.1     Good Standing. Borrower shall maintain its and each of
                        -------------
its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

                6.2     Government Compliance. Borrower shall meet, and shall
                        ---------------------
cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

                6.3     Financial Statements, Reports, Certificates. Borrower
                        -------------------------------------------
shall deliver to Bank: (a) as soon as available, but in any event within forty five (45) days after the end of each fiscal quarter, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, certified by a Responsible Officer; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Two Hundred Thousand Dollars ($200,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

        Prior to any extension of credit under any of Sections 2.2, 2.2.1 or 2.2.2, within thirty (30) days after the last day of each month, and so long as any such extension is outstanding, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto, together with aged listings of accounts receivable and
---------
accounts payable.

        Borrower shall deliver to Bank a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit E hereto within thirty
                                                 ---------
(30) days of the last day of each fiscal quarter.

        Prior to any extension of credit under any of Sections 2.2, 2.2.1 or 2.2.2, and so long as any such extension is outstanding, Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

                6.4     Inventory; Returns. Borrower shall keep all Inventory in
                        ------------------
good and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

                6.5     Taxes. Borrower shall make, and shall cause each
                        -----
Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

                6.6     Insurance.
                        ---------
                        (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                        (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

                6.7     Principal Depository. Borrower shall maintain its
                        --------------------
principal depository and operating accounts with Bank.

                6.8     Quick Ratio. Borrower shall maintain, as of the last day
                        -----------
of each fiscal quarter, a ratio of Quick Assets to Current Liabilities of at least 1.0 to 1.0, provided this Section shall not apply after the Revolving Maturity Date.

                6.9     Debt-Net Worth Ratio. Borrower shall maintain, as of the
                        --------------------
last day of each fiscal quarter, a ratio of Total Liabilities to Tangible Net Worth of not more than 1.5 to 1.0.

                6.10    Tangible Net Worth. Borrower shall maintain, as of the
                        ------------------
last day of each fiscal quarter, a Tangible Net Worth of not less than Thirteen Million Dollars ($13,000,000).

                6.11    Profitability. Borrower shall not suffer a loss in
                        -------------
excess of $1,500,000 for the fiscal quarter ending December 31, 1996, a loss in excess of $1,250,000 for the fiscal quarter ending March 31, 1997, a loss in excess of $750,000 for the fiscal quarter ending June 30, 1997, or a loss in excess of $350,000 for the fiscal quarter ending September 30, 1997. Borrower shall be profitable for each fiscal quarter thereafter.

                6.12    Minimum Liquidity/Debt Service Coverage. Subject to the
                        ---------------------------------------
remainder of this Section, Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of (a) the sum of cash and cash equivalents to (b) outstanding Acquisition Advances, of at least 1.5 to 1.0. Notwithstanding the foregoing, from and after the time Borrower achieves a Debt Service Coverage of at least 1.25 to 1.0, and for so long as Borrower maintains as of the last day of each fiscal quarter thereafter a Debt Service Coverage of at least 1.25 to 1.0, Borrower shall not be subject to the Minimum Liquidity set forth above. Debt Service Coverage means a ratio of (a) the sum of (i) earnings after tax plus
----

(ii) depreciation for the quarter then ending to (b) the sum of (i) current portion of long term debt and capitalized leases plus (ii) interest for the
                                                 ----
upcoming quarter.

                6.13    Registration of Intellectual Property Rights. Borrower
                        --------------------------------------------
shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on Exhibits A, B and C to the Collateral Assignment, Patent Mortgage and Security Agreement delivered to Bank by Borrower in connection with this Agreement within thirty (30) days of the date of this Agreement. Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B and C. Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in such additional intellectual property rights.

                6.14    Further Assurances. At any time and from time to time
                        ------------------
Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

        7.      NEGATIVE COVENANTS
                ------------------

                Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following without the prior written consent of Bank which Bank may grant or withhold in its sole discretion:

                7.1     Dispositions. Convey, sell, lease, transfer or otherwise
                        ------------
dispose of (collectively, a 'Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; or (iii) Transfers of worn-out or obsolete Equipment.

                7.2     Change in Business. Engage in any business, or permit
                        ------------------
any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership. Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

                7.3     Mergers or Acquisitions. Merge or consolidate, or permit
                        -----------------------
any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

                7.4     Indebtedness. Create, incur, assume or be or remain
                        ------------
liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

                7.5     Advances to Employees or Shareholders. Advance by way of
                        -------------------------------------
payment, credit or other manner, any unearned funds to employees or shareholders of Borrower except that Borrower may make advances to its employees or shareholders as long as the aggregate amount of all such advances does not exceed Fifty Thousand Dollars ($50,000).

                7.6     Encumbrances. Create, incur, assume or suffer to exist
                        ------------
any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

                7.7     Distributions. Pay any dividends or make any other
                        -------------
distribution or payment on account of or in redemption, retirement or purchase of any capital stock.

                7.8     Investments. Directly or indirectly acquire or own, or
                        -----------
make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

                7.9     Transactions with Affiliates. Directly or indirectly
                        ----------------------------
enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

                7.10    Subordinated Debt. Make any payment in respect of any
                        -----------------
Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

                7.11    Inventory. Store the Inventory with a bailee,
                        ---------
warehouseman, or similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

                7.12    Compliance. Become an "investment company" controlled by
                        ----------
an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

        8.      EVENTS OF DEFAULT
                -----------------

                Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

                8.1     Pavement Default. If Borrower fails to pay the principal
                        ----------------
of, or any interest on, any Advances when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by Borrower of an invoice for such other Obligations;

                8.2     Covenant Default. If Borrower fails to perform any
                        ----------------
obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof (provided that no Advances will be required to be made during such cure period);

                8.3     Material Adverse Change. If there occurs a material
                        -----------------------
adverse change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;

                8.4     Attachment. If any material portion of Borrower's assets
                        ----------
is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period);

                8.5     Insolvency. If Borrower becomes insolvent, or if an
                        ----------
Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within ten (10) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

                8.6     Other Agreements. If there is a default in any agreement
                        ----------------
to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) or that could have a Material Adverse Effect;

                8.7     Subordinated Debt. If Borrower makes any payment on
                        -----------------
account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

                8.8     Judgments. If a judgment or judgments for the payment of
                        ---------
money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment); or

                8.9     Misrepresentations. If any material misrepresentation or
                        ------------------
material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

        9.      BANK'S RIGHTS AND REMEDIES
                --------------------------

                9.1     Rights and Remedies. Upon the occurrence and during the
                        -------------------
continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                        (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

                        (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                        (c) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

                        (d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                        (e) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                        (f) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                        (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                        (h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

                        (i) Bank may credit bid and purchase at any public sale; and

                        (j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

                9.2     Power of Attorney. Borrower hereby irrevocably appoints
                        -----------------
Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into

Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

                9.3     Accounts Collection. At any time from the date of this
                        -------------------
Agreement, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

                9.4     Bank Expenses. If Borrower fails to pay any amounts or
                        -------------
furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

                9.5     Bank's Liability for Collateral. Bank shall not in any
                        -------------------------------
way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

                9.6     Remedies Cumulative. Bank's rights and remedies under
                        -------------------
this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

                9.7     Demand; Protest. Borrower waives demand, protest, notice
                        ---------------
of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

        10.     NOTICES
                -------

                Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

        If to Borrower:         Thermatrix Inc.
                                101 Metro Drive, Suite 248
                                San Jose, CA 95110
                                Attn: Steve Guerrettaz
                                FAX: (408) 944-0292

        If to Bank:             Venture Lending
                                Three Palo Alto Square, Suite 150
                                Palo Alto, California 94306
                                Attn: Jon Krogstad
                                FAX: (415) 843-6969

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

        11.     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
                ------------------------------------------

                This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

        12.     GENERAL PROVISIONS
                ------------------

                12.1    Successors and Assigns. This Agreement shall bind and
                        ----------------------
inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights
                -----------------
hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

                12.2    Indemnification. Borrower shall defend, indemnify and
                        ---------------
hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands,. claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

                12.3    Time of Essence. Time is of the essence for the
                        ---------------
performance of all obligations set forth in this Agreement.

                12.4    Severability of Provisions. Each provision of this
                        --------------------------
Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                12.5    Amendments in Writing Integration. This Agreement amends
                        ---------------------------------
and restates the terms of a Loan and Security Agreement existing on the Closing Date between Borrower and Bank. The security interest granted under the terms of that agreement continues to secure the Obligations, as defined herein, and the financing statement and Collateral Assignment Patent Mortgage and Security Agreement filed in connection with such agreement continue to perfect such security interest. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

                12.6    Counterparts. This Agreement may be executed in any
                        ------------
number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

                12.7    Survival. All covenants, representations and warranties
                        --------
made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

                12.8    Confidentiality. In handling any confidential
                        ---------------
information Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                        THERMATRIX INC.


                                             /s/ Steven J. Guerrettaz
                                        By: ___________________________________

                                                CFO
                                        Title: ________________________________



                                        VENTURE LENDING, a division of
                                        CUPERTINO NATIONAL BANK & TRUST

                                             /s/ Jon Krogstad
                                        By: ___________________________________

                                                  VP
                                        Title: ________________________________

                                   EXHIBIT A
                                   ---------

                The Collateral shall consist of all right, title and interest of Borrower in and to the following:

                (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

                (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

                (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

                (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

                (e) All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

                (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

                (g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                   EXHIBIT A
                                   ---------

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

             DEADLINE FOR SAME DAY PROCESSING 1S 3:00 P.M., P.S.T.

TO: VENTURE LENDING             DATE:  _____________________________

FAX#: (415) &43-6969            TIME:  _____________________________


FROM: _________________________________________________________________________
                            CLIENT NAME (BORROWER)

REQUESTED BY: _________________________________________________________________
                           AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE: _________________________________________________________

PHONE NUMBER: _________________________________________________________________

FROM ACCOUNT # _______________    TO ACCOUNT # ________________________________

REQUESTED TRANSACTION TYPE              REQUEST DOLLAR AMOUNT
--------------------------              ---------------------

PRINCIPAL INCREASE (ADVANCE)        $________________________________________
PRINCIPAL PAYMENT (ONLY)            $________________________________________
INTEREST PAYMENT (ONLY)             $________________________________________
PRINCIPAL AND INTEREST (PAYMENT)    $________________________________________

OTHER INSTRUCTIONS: ___________________________________________________________

_______________________________________________________________________________

        All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

                                 BANK USE ONLY
TELEPHONE REQUEST:
-----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

_________________________________     _________________________________________
Authorized Requester                            Phone #

_________________________________     _________________________________________
Received By (Bank)                              Phone #

                    ______________________________________
                          Authorized Signature (Bank)

                                  EXHIBIT C-1
                                  -----------

                               Acquisition Note
                               ----------------

$2,500,000
                                                           Palo Alto, California
                                                               February 25, 1997

        FOR VALUE RECEIVED, the undersigned, Thermatrix Inc. (the "Borrower"), promises to pay to the order of Venture Lending, a division of Cupertino National Bank & Trust ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the sum of Two Million Five Hundred Thousand Dollars ($2,500,000), or such other amount as is equal to the aggregate amount of the Advances under the Acquisition Facility made by Bank to Borrower, plus interest at a rate equal to One (1.0) percentage point above the Prime Rate, as such Prime Rate may change from time to time. Borrower shall pay Bank interest on the fifteenth day of each month. Borrower shall pay Bank the entire remaining unpaid principal amount and all accrued interest on the Revolving Maturity Date; provided that if Borrower elects to extend the repayment term of the Acquisition Facility, Borrower shall make twenty-four (24) equal monthly payments of principal in accordance with the Loan Agreement. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

        Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

        Borrower promises to pay Bank all costs and expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or in any appeal thereof. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

        This Note is issued pursuant to the Loan and Security Agreement of even date herewith, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

        This Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of California, excluding conflicts of laws principles. Borrower submits to the exclusive jurisdiction of the state and federal courts located in the County of Santa Clara, State of California. BORROWER HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

                        THERMATRIX INC.

                        By: _____________________________________________

                        Title: ___________________________________________

                                  EXHIBIT C-2
                                  -----------

                           Revolving Promissory Note
                           -------------------------

$4,000,000
                                                           Palo Alto, California
                                                               February 25, 1997

        FOR VALUE RECEIVED, the undersigned, Thermatrix Inc. (the "Borrower"), promises to pay to the order of Venture Lending, a division of Cupertino National Bank & Trust ("Bank")1 at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances ("Advances") made by Bank to Borrower under the Loan Agreement (as defined below), provided such Advances shall not exceed Four Million Dollars ($4,000,000). Borrower shall also pay interest on the aggregate unpaid principal amount of such Advances at a rate equal to the Prime Rate plus one half of one (0.5) percentage point, all in accordance with the terms of the Loan and Security Agreement between Borrower and Bank of even date herewith, as amended from time to time (the "Loan Agreement") on the fifteenth day of each month. The entire principal amount and all accrued interest shall be due and payable on the Revolving Maturity Date.

        Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

        Borrower promises to pay Bank all costs and expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or in any appeal thereof. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right Time is of the essence as to all obligations hereunder.

        This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

        BORROWER HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. This Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of California, excluding conflicts of laws principles.

                                THERMATRIX INC.


                                By: _______________________________________

                                Title:______________________________________

                                   EXHIBIT D
                          BORROWING BASE CERTIFICATE

-------------------------------------------------------------------------------

Commitment Amount: $4,000,000

-------------------------------------------------------------------------------

ACCOUNTS RECEIVABLE
      1.   Accounts Receivable Book Value as of                                      $______________
      2.   Additions (please explain on reverse)                                     $______________
      3.   TOTAL ACCOUNTS RECEIVABLE                                                 $______________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
      4.   Amounts over 90 days due                    $______________
      5.   Balance of 50% over 90 day accounts         $______________
      6.   Concentration Limits                        $______________
      7.   Foreign Accounts                            $______________
      8.   Governmental Accounts                       $______________
      9.   Contra Accounts                             $______________
     10.   Promotion or Demo Accounts                  $______________
     11.   Intercompany/Employee Accounts              $______________
     12.   Other (please explain on reverse)           $______________
     13.   TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS        $______________
     14.   Eligible Accounts (#3 minus #13)                                          $______________
     15.   LOAN VALUE OF ACCOUNTS (80% of #14)                                       $______________

ELIGIBLE FOREIGN AND GOVERNMENT ACCOUNTS
     16.   Value as of ______________                                                $______________
     17.   LOAN VALUE (50% of #16)                                                   $______________

BALANCES
     18.   Maximum Loan Amount                                                       $4,000.000
     19.   Total Funds Available [Lesser of #18 or (#15 plus #17)]                   $______________
     20.   Present balance owing on Line of Credit                                   $______________
     21.   Outstanding under Sublimits (Letters of Credit and Foreign Exchange)      $______________
     22.   RESERVE POSITION (#19 minus #20 and #21)                                  $______________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Venture Lending.

COMMENTS:                                                    BANK USE ONLY
                                                             ---- --- ----

                                                        Rec'd By: ____________
                                                                 Auth. Signer
Thermatrix Inc.
                                                        Date: ________________

By: _________________________________________           Verified: ____________
     Authorized Signer                                           Auth. Signer
                                                        Date: ________________
                                                        _____________________

                                   EXHIBIT E
                            COMPLIANCE CERTIFICATE
TO:  Venture Lending
FROM:     Thermatrix Inc.

        The undersigned authorized officer of Thermatrix Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

 PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                      REQUIRED                        COMPLIES
------------------                      --------                        --------

Quarterly financial statements          Quarterly within 45 days        Yes No
Annual (CPA Audited)                    FYE within 90 days              Yes No
Borrowing Base, A/R & A/P Agings        Monthly within 30 days          Yes No
AIR Audit                               Initial and Semi-Annual         Yes No
10-Q, 10-K  .                           Within 5 days of filing         Yes No

FINANCIAL COVENANT                      REQUIRED        ACTUAL          COMPLIES
------------------                      --------        ------          --------

Maintain on a Quarterly Basis
  Minimum Quick Ratio                   1.0:1.0/1/      ______:1.00     Yes No
Minimum Tangible Net Worth              $13,000,000     $_________      Yes No
Maximum Debt/Tangible Net Worth         1.5:1.0         ______:1.0      Yes No
Quarterly Profitability                 See Agreement   $_____          Yes No
Liquidity                               1.5:1.0         ______:1.0      Yes No
Debt Service Coverage                   l.25:1.0/2/     ______:1.0      Yes No

/1/Does not apply after Revolving Maturity Date

/2/Replaces Liquidity covenant -- see Agreement

COMMENTS REGARDING EXCEPTIONS: See Attached             BANK USE ONLY

Sincerely,                                    Received By: __________________
                                                               AUTHORIZED
_________________________________________     SIGNER
SIGNATURE
                                              Date: ________________________
_________________________________________
TITLE                                         Verified: _____________________
                                                               AUTHORIZED
_________________________________________     SIGNER
DATE
                                              Date: ________________________

                                              Compliance Status:     Yes    No

                    COLLATERAL ASSIGNMENT, PATENT MORTGAGE
                    --------------------------------------
                            AND SECURITY AGREEMENT
                            ----------------------

        This Collateral Assignment, Patent Mortgage and Security Agreement is made as of February 25, 1997, by and between THERMATRIX INC.; a California corporation ("Assignor"), and VENTURE LENDING, a division of Cupertino National Bank & Trust, ("Assignee").


                                   RECITALS
                                   --------

        A. Assignee has agreed to lend to Assignor certain funds (the "Loan"), and Assignor desires to borrow such funds from Assignee pursuant to the terms of an Amended Restated Loan and Security Agreement of even date herewith (the "Loan Agreement").

        B. In order to induce Assignee to make the Loan, Assignor has agreed to assign certain intangible property to Assignee for purposes of securing the obligations of Assignor to Assignee.

        NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

        1.   Assignment Patent Mortgage and Grant of Security Interest. As
             ---------------------------------------------------------
collateral security for the prompt and complete payment and performance of all of Assignor's present or future indebtedness, obligations and liabilities to Assignee, Assignor hereby assigns, transfers, conveys and grants a security interest and mortgage to Assignee, as security, in and to Assignor's entire right, title and interest in, to and under the following (all of which shall collectively be called the "Collateral"):

             (a) Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on Exhibit A
                                                                  ---------
attached hereto (collectively, the "Copyrights");

             (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

             (c) Any and all design rights which may be available to Assignor now or hereafter existing, created, acquired or held;

             (d) All patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached
                                                            ---------
hereto (collectively, the "Patents");

             (e) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Assignor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the "Trademarks");
   ---------

             (f) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

             (g) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

             (h) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

             (i) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

        THE INTEREST IN THE COLLATERAL BEING ASSIGNED HEREUNDER SHALL NOT BE CONSTRUED AS A CURRENT ASSIGNMENT, BUT AS A CONTINGENT ASSIGNMENT TO SECURE ASSIGNOR'S OBLIGATIONS TO ASSIGNEE UNDER THE LOAN AGREEMENT.

        2.   Authorization and Request. Assignor authorizes and requests that
             -------------------------
the Register of Copyrights and the Commissioner of Patents and Trademarks record this conditional assignment.

        3.   Covenants and Warranties. Assignor represents, warrants, covenants
             ------------------------
and agrees as follows:

             (a) Assignor is now the sole owner of the Collateral, except for non-exclusive licenses granted by Assignor to its customers in the ordinary course of business;

             (b) Performance of this Assignment does not conflict with or result in a breach of any agreement to which Assignor is party or by which Assignor is bound, except to the extent that certain intellectual property agreements prohibit the assignment of the rights thereunder to a third party without the licensor's or other party's consent and this Assignment constitutes an assignment;

             (c) During the term 6f this Assignment, Assignor will not transfer or otherwise encumber any interest in the Collateral, except for non-exclusive licenses granted by Assignor in the ordinary course of business or as set forth in this Assignment;

             (d) To its knowledge, each of the Patents is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Collateral violates the rights of any third party;

             (e) Assignor shall promptly advise Assignee of any material change in the composition of the Collateral, including but not limited to any subsequent ownership right of the Assignor in. or to any Trademark, Patent or Copyright not specified in this Assignment;

             (f) Assignor shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights, (ii) use its best efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Assignee in writing of material infringements detected and (iii) not allow any Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Assignee, which shall not be unreasonably withheld, unless Assignor determines that reasonable business practices suggest that abandonment is appropriate.

             (g) Assignor shall promptly register the most recent version of any of Assignor's Copyrights, if not so already registered, and shall, from time to time, execute and file such other instruments, and take such further actions as Assignee may reasonably request from time to time to perfect or continue the perfection of Assignee's interest in the Collateral;

             (h) This Assignment creates, and in the case of after acquired Collateral, this Assignment will create at the time Assignor first has rights in such alter acquired Collateral, in favor of Assignee a valid and perfected first priority security interest in the Collateral in the United States securing the payment and performance of the obligations evidenced by the Note upon making the filings referred to in clause (i) below;

             (i) To its knowledge, except for, and upon, the filing with the United States Patent and Trademark office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights necessary to perfect the security interests and assignment created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any US. governmental authority or US. regulatory body is required either (i) for the grant by Assignor of the security interest granted hereby or for the execution, delivery or performance of this Assignment by Assignor in the US. or (ii) for the perfection in the United States or the exercise by Assignee of its rights and remedies hereunder;

             (j) All information heretofore, herein or hereafter supplied to Assignee by or on behalf of Assignor with respect to the Collateral is accurate and complete in all material respects.

             (k) Assignor shall not enter into any agreement that would materially impair or conflict with Assignor's obligations hereunder without Assignee's prior written consent, which consent shall not be unreasonably withheld. Assignor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Assignor's rights and interests in any property included within the definition of the Collateral acquired under such contracts, except that certain contracts may contain anti-assignment provisions that could in effect prohibit the creation of a security interest in such contracts.

             (1) Upon any executive officer of Assignor obtaining actual knowledge thereof, Assignor will promptly notify Assignee in writing of any event that materially adversely affects the value of any Collateral, the ability of Assignor to dispose of any Collateral or the rights and remedies of Assignee in relation thereto, including the levy of any legal process against any of the Collateral.

        4.   Assignee's Rights. Assignee shall have the right, but not the
             -----------------
obligation, to take, at Assignor's sole expense, any actions that Assignor is required under this Assignment to take but which Assignor fails to take, after fifteen (15) days' notice to Assignor. Assignor shall reimburse and indemnify Assignee for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this section 4.

        5.   Inspection Rights. Assignor hereby grants to Assignee and its
             -----------------
employees, representatives and agents the right to visit, during reasonable hours upon prior reasonable written notice to Assignor, any of Assignor's plants and facilities that manufacture, install or store products (or that have done so during the prior six-month period) that are sold utilizing any of the Collateral, and to inspect the products and quality control records relating thereto upon reasonable written notice to Assignor and as often as may be reasonably requested.

        6.   Further Assurances: Attorney in Fact.
             ------------------------------------

             (a) On a continuing basis, Assignor will, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as requested by Assignee, to perfect Assignee's security interest in all Copyrights, Patents and Trademarks and otherwise to carry out the intent and purposes of this Collateral Assignment, or for assuring and confirming to Assignee the grant or perfection of a security interest in all Collateral.

             (b) Assignor hereby irrevocably appoints Assignee as Assignor's attorney-in-fact, with full authority in the place and stead of Assignor and in the name of Assignor, from time to time in Assignee's discretion, to take any action and to execute any instrument which Assignee may deem necessary or advisable to accomplish the purposes of this Collateral Assignment, including:

                  (i) To modify, in its sole discretion, this Collateral Assignment without first obtaining Assignor's approval of or signature to such modification by amending Exhibit A, Exhibit B and Exhibit C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Assignor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Assignor no longer has or claims any right, title or interest; and

                  (ii) To file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Assignor where permitted by law.

        7.   Events of Default. The occurrence of any of the following shall
             -----------------
constitute an Event of Default under the Assignment:

             (a)  An Event of Default occurs under the Loan Agreement; or

             (b) Assignor breaches any warranty or agreement made by Assignor in this Assignment and, as to any breach that is capable of cure, Assignor fails to cure such breach within five (5) days of the occurrence of such breach.

        8.   Remedies. Upon the occurrence and continuance of an Event of
             --------
Default, Assignee shall have the right to exercise all the remedies of a secured party under the California Uniform Commercial Code, including without limitation the right to require Assignor to assemble the Collateral and any tangible property in which Assignee has a security interest and to make it available to Assignee at a place designated by Assignee. Assignee shall have a nonexclusive, royalty free license to use the Copyrights, Patents and Trademarks to the extent reasonably necessary to permit Assignee to. exercise its rights and remedies upon the occurrence of an Event of Default. Assignor will pay any expenses (including reasonable attorneys' fees) incurred by Assignee in connection with the exercise of any of Assignee's rights hereunder, including without limitation any expense incurred in disposing of the Collateral. All of Assignee's rights and remedies with respect to the Collateral shall be cumulative.

        9.   Indemnity. Assignor agrees to defend, indemnity and hold harmless
             ---------
Assignee and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, and (b) all losses or expenses in any way suffered, incurred, or paid by Assignee as a result of or in any way arising out of, following or consequential to transactions between Assignee and Assignor, whether under this Assignment or otherwise (including without limitation reasonable attorneys' fees and reasonable expenses), except for losses arising from or out of Assignee's gross negligence or willful misconduct.

        10.  Reassignment. At such time as Assignor shall completely satisfy all
             ------------
of the obligations secured hereunder, Assignee shall execute and deliver to Assignor all deeds, assignments and other instruments as may be necessary or proper to revest in Assignor full title to the property assigned hereunder, subject to any disposition thereof which may have been made by Assignee pursuant hereto.

        11.  Course of Dealing. No course of dealing, nor any failure to
             -----------------
exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

        12.  Attorneys' Fees. If any action relating to this Assignment is
             ---------------
brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements.

        13.  Amendments. This Assignment may be amended only by a written
             ----------
instrument signed by both parties hereto.

        14.  Counterparts. This Assignment may be executed in two or more
             ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

        15.  California Law and Jurisdiction; Jury Waiver. This Assignment shall
             --------------------------------------------
be governed by the laws of the State of California, without regard for choice of law provisions. Assignor and Assignee consent to the exclusive jurisdiction of any state or federal court located in Santa Clara County, California. ASSIGNOR AND ASSIGNEE EACH WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE LOAN AGREEMENT, THIS ASSIGNMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

        IN WITNESS WHEREOF, the parties hereto have executed this Assignment on the day and year first above written.

Address of Assignor:                    ASSIGNOR:
101 Metro Drive, Suite 248              THERMATRIX INC.
San Jose, CA 95110
Attn: Steve Guerrettaz                  By: ____________________________________

                                        Title: _________________________________

Address of Assignee:                    ASSIGNEE:
Three Palo Alto Square, Suite 150       VENTURE LENDING, a division of Cupertino
Palo Alto, CA 94306                     National Bank & Trust

Attn:  Jon Krogstad                     By: ____________________________________

                                        Title: _________________________________

                        INTELLECTUAL PROPERTY SCHEDULE

REGISTERED COPYRIGHTS
---------------------

        The Company has no record of registered copyrights or mask works as of this date. The Company reserves the right to update this schedule to include registered copyrights or mask works at a later date as if they were included herein as of the Closing Date.

REGISTERED TRADEMARKS
---------------------

a.   "Thermatrix"

THER-1
United States Application Serial No. 74/300,986
Filed August 3, 1992
Issued on October 17, 1995
Registration No. 1,928,477

b.   "Thermatrix"

THER-241
EPO
Filed April 1, 1996
Application No. 17772

c.   "Thermatrix"

THER-242
Japan

d.   "Thermatrix"

THER-243
Taiwan

e.   "Thermatrix"

THER-244
South Korea

f.   "Technology Beyond Compliance"

THER-240
United States Application Serial No. 75/067,648
Filed March 5, 1996
Issued on January 21, 1997
Registration No. 2,032,226

c.   "PADRE"

THER-261
Issued August 17, 1993
Expires August 17, 2003
Registration No. 1,788,045

TRADEMARK APPLICATIONS
----------------------

a.   "TMX"

THER-276
United States Application Serial No. 75/164,887
Filed September 12, 1996
Intent to use trademark application

b.   "ADMATRIX"

THER-281
United States Application Serial No. 75/215,791
Filed December 19, 1996
Intent to use trademark application

ISSUED PATENTS
--------------

A.   Hazardous Waste Reactor System

     1.   THER-8 (formerly IPT-3)

     United States Patent No. 4,688,495
     Issued August 25, 1987
     Inventor: Galloway
     Filed July 31, 1985
     Expires July 31, 2005

     2.   THER-9 (formerly IPT-4)

     France Patent No. 8611118
     Issued August 10, 1990
     Expires July 31, 2006
     Filed July 31, 1986

     3.   THER-10 (formerly IPT-5)

     Germany Patent No. 3625 782
     Grant published for opposition July 23, 1992
     Fully valid effective October 23, 1992

     Expires July 30, 2006
     Filed July 30, 1986

     4.   THER-l 1 (formerly IPT-6)

     United Kingdom Patent No. 2182426
     Application published May 13, 1987
     Grant Published July 26, 1989
     Expires July 30, 2006
     Filed July 30, 1986
     Application No. 8618549


B.   Thermal Decomposition Processor and System

     1.   THER-13 (formerly IPT-8)

     United States patent No. 4,823,711
     Issued April 25, 1989
     Inventors:  Kroneberger and Wilcox
     Expires August 21, 2007
     Filed August 21, 1987
     Application No. 088,094

     2.   THER-15 (formerly IPT-10)

     Canada Patent No. 1,330,251
     Issued June 21, 1994
     Expires June 21, 2001
     Patent Application No. 597,512
     Filed April 21, 1989

     3.   THER-16 (formerly IPT-11)

     Taiwan Patent No. 40507
     Granted November 14, 1990
     Published August 1, 1990
     Expires July 31,2005
     Filed April 24, 1989
     Application No. 78103054

C.   Method and Apparatus for Controlled Reaction in a Reaction Matrix

     THER-17 (formerly IPT-12)

     United States Patent No. 5,165,884
     Issued November 24, 1992
     Inventors:  Martin, Stilger and Holst
     Expires July 5,2011
     Filed July 5, 1991
     Application No. 07/726,060

D.   Method and Apparatus for Recuperative Heating of Reactants in a Reaction
     Matrix

     THER-002

     United States Patent No. 5,320,518
     Issued June 14, 1994
     Inventors:  Stilger, Martin and Holst
     Expires July 5,2011
     Filed September 15, 1992
     Application No. 945,218

E.   Method and Apparatus for Controlled Reaction in a Reaction Matrix

     THER-037

     Mexico Patent No. 177902
     Issued May 5, 1995
     Inventors:  Martin, Stilger, Holst
     Filed July 3, 1992
     Application No. 923946

F.   Method and Apparatus for Control of Fugitive VOC Emissions

     THER-116

     United States Patent No. 5,533,890
     Issued July 9, 1996
     Expires:  July 9, 2013
     Inventors:  Holst, Martin, Stilger, Yee
     Filed December 17, 1992
     Application No. 992,405

G.   Method and Afterburner Apparatus for Control of Highly Variable Flows

     THER-117

     United States Patent No. 5,601,790
     Issued February 11, 1997
     Expires:  February 11,2014
     Inventors:  Hoist, Martin, Stilger, Yee
     Filed July 16, 1993
     Application No. 08/092,980

H. Method and Afterburner Apparatus for Destruction of Volatile Organic Compound Flows of Varying Concentration

     THER-239 (Based on THER-113)

     Taiwan Patent Application No. 84112869
     Issued January 20, 1997
     Inventors:  Holst, Martin

I. System for Increasing Efficiency of Vapor Phased Pollutant Removal With On-Site Regeneration and Pollutant Recovery

     THER-258

     Assigned to Thermatrix from Purus Inc. April 18, 1996
     US Patent No. 5,281,257
     Issued January 25, 1994
     Expires:  December 11, 2012
     Inventor: Harris

PATENT APPLICATIONS
-------------------

A.   Improved Hazardous Waste System

     THER-12 (formerly IPT-7)

     Japan Application No. 62-115729/1987
     Filed May 12, 1987 (as a non-convention case stemming from United States Patent No. 4,688,495, filed July 31, 1985 and Application No. 681,255, filed December 13, 1984, now abandoned with additional material added) Published November 18, 1988
     Request for examination made May 11, 1994, with amended claims

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B.   Method and Apparatus for Controlled Reaction in a Reaction Matrix

1.   THER-20 (formerly IPT- 15)

     Australia Application No. 19,398/92
     Filed July 3, 1992
     Based on IPT-12 and IPT-13 (THER-17 and 18) combined

2.   THER-21 (formerly IPT-16)

     Canada Application No. 2,072,907-4
     Filed July 2, 1992
     Examination Request due by July 5, 1999
     Laid open to public January 6, 1993
     Based on IPT-12 and IPT-13 (THER-17 and 18) combined

3.   THER-22 (and THER-23 through THER-35) (formerly IPT-17 through IPT-30)

     European Patent Office Application No. 92305990.1
     Filed June 29, 1992
     Designating Austria, Belgium, Denmark, France, Germany, Greece, Italy, Luxembourg, Netherlands, Spain, Sweden, Switzerland and the United Kingdom Based on IPT-12 and IPT-13 (THER-17 and 18) combined
     Substantive exam requested March 7, 1994
     Allowed October, 1996

4.   THER-36 (formerly IPT-31)

     Israel Application No. 102395
     Filed July 2, 1992
     Based on IPT-12 and IPT-13 (THER-17 and 18) combined

5.   THER-38 (formerly IPT-33)

     PCT Application No. U592/05585
     Filed July 2, 1992
     Based on IPT-12 and IPT-13 (THER-17 and 18) combined
     Designating Brazil, Finland, Hungary, Japan, Norway and South Korea National Phase entered (See below)

6.   THER-39 (formerly IPT-34)

     Brazil Application No. P19206249-0
     Filed January 5, 1994

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     7.   THER-40 (formerly IPT-35)

     Finland Application No. 940026
     Filed January 4, 1994

     8.   THER-41 (formerly IPT-36)

     Hungary Application No. P9400021
     Filed January 4, 1994

     9.   THER-42 (formerly IPT-37)

     Japan Application No. 502330/93
     Filed January 5, 1994
     Examination requested April 4, 1994
     Published July 28, 1994

     10.  THER-43 (formerly IPT-39)

     South Korea Application No. 94-700028
     Filed January 5, 1994

     11.  THER-44 (formerly IPT-38)

     Norway Application No. P940024
     Filed January 4, 1994

C.   Method and Apparatus for Control of Fugitive VOC Emissions

     1.   THER-51

     Israel Application No. 107991
     Filed December 10, 1993
     Based on THER-5
     Allowed: August, 1996

     2.   THER-52
     Mexico Application No. 938116
     Filed December 16, 1993
     Based on THER-5

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     3.   THER-53 (and THER-54 through THER-78)

     PCT Application No. US93/11837
     Filed December 6, 1993
     Based on THER-5
     Designating Australia, Brazil, Canada, EPO (THER-57 & 58-73), Finland, Hungary, Japan, South Korea and Norway
     Exam requested July 17, 1994, and amended claims
     Entered National Phase in EPO Countries only (THER 57-73) in June, 1995

D.   Method and Afterburner Apparatus for Control of Highly Variable Flows

     1.   THER-206
     United States Application No.
     08/468,872
     Filed June 6, 1995
     Inventors: Stilger, Martin, Holst and Yee
     Divisional of THER-1 17
     Allowed: December, 1996

     2.   THER-84

     Israel Application No. 110359
     Filed July 18, 1994
     Based on THER-46

     3.    THER-85
     Mexico Application No. 945472
     Filed July 18, 1994
     Based on THER-46

     4.   THER-86 (and THER-87 through THER-1 11)

     PCT Application No. U594107936
     Filed July 15, 1994
     Based on THER-46
     Designating Australia, Brazil, Canada, EPO (all countries THER-90 & 91-106), Finland, Hungary, Japan, South Korea, and Norway
     National Phases entered for all designated countries in January, 1996 (See below)

     5.   THER-87

     Australia Application No. 73,342/94
     Filed July 15, 1994
     National Phase entered February 2, 1996

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6.   THER-88

Brazil Application No. P1 9407068-7
Filed July 15, 1994
National Phase entered January 15, 1996

7.   THER-89

Canada Serial No. 2,167,310
Filed July 15, 1994
Registration No. 1,449,358
Filed April 11, 1996

8.   THER-90 (and 91-106)

European Patent Office
Serial No. 94923491.8
Filed July 15, 1994

Designating Austria, Belgium, Switzerland and Liechtenstein, Germany, Denmark, Spain, France, United Kingdom, Greece, Ireland, Italy, Luxembourg, Monaco, Netherlands, Portugal and Sweden

National Phase entered January 8, 1996

9.       THER-107

Finland Serial No. 960179
Filed July 15, 1994
National Phase entered January 15, 1996

10.      THER-108

Hungary Application No. P9600082
Filed July 15, 1994
National Phase entered January 16, 1996

11.      THER-109

Japan Application No. 504730/95
Filed July 15, 1994
National Phase entered February 7, 1996

12.  THER-110

South Korea Application No. 96-700236
Filed July 15, 1994
National Phase entered January 16, 1996

13.  THER-111

Norway Application No. P960180
Filed July 15, 1994
National Phase entered January 15, 1996

E. Method and Apparatus for Destruction of Volatile Organic Compound Flows of Varying Concentration

     1A   THER-113

     United States Application No. 08/347,870
     Filed December 1, 1994
     Inventors:      Holst and Martin
     Allowed:        September, 1996

     lB.  THER-208

     United States Application No. 08/527,545
     Filed September 13, 1995
     Inventors: Holst and Martin
     Divisional of THER-1 13
     Allowed: November, 1996

     2.   THER-210

     PCT Application No. PCT/U595/15430
     Filed November 29, 1995
     Based on THER- 113 designation all countries.
     Must go to National phases by June 1, 1997.

     3.   THER-238
     Israel Application No. 116157
     Filed November 26, 1995
     Based on THER-1 13

F.   Thermal Oxidizers with Improved Preheating Means and Process for Operating
     Same

     1.   THER-248

     United States Application No. 081659,479
     Filed June 6, 1996
     Inventors:  Martin, Stilger, Holst

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G.   Destruction of Diesel Soot

     1.   THER-249

     Application in progress
     Inventors: Hoist, Martin, Stilger

H.   System for Treatment of Chemical Wastes and Methods for
     Treating Chemical Wastes

     1.   THER-250

     United States Application No. 08/729,850
     Filed October 15, 1996
     Inventors: Martin, Stilger, Heywood, King

I.   Methods for Destroying Colliery Methane and Systems for Practicing Same

     1.   THER-251

     United States Application No. 08/641,636
     Filed May 1, 1996
     Inventor: Martin

J. Simplification and Improvement of the Pulp and Paper Kraft Recovery System Utilizing a Flameless Thermal Reactor/Oxidizer

     1.   THER-253

     United States Application No.
     Provisional Filed June 6, 1996
     Inventor: Allen

K.   Non-planar Reaction

     1.   THER-255
     Application in progress
     Inventors:  Martin, Hoist, Stilger

L.   Synthesis of Hydrogen Cyanide

     1.   THER-275

     Application in progress
     Inventors:  Martin, Young

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M.   Systems for the Treatment of Commingled Wastes
     and Methods for Treating Commingled Wastes

     1.   THER-279

     United States Application No. 08/631,708
     Filed April 10, 1996
     Inventors:  Heywood, Hoist, Martin, Schofield

N.   Landfill Gas Destruction

     1.   THER-283

     Application in progress
     Inventors:  Hoist, Martin, Stilger

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                            SCHEDULE OF EXCEPTIONS


4.1 Borrower has granted an exclusive right and license to engineer, apply, assemble, sell, lease or lease to others the use of; sublicense, erect, install, service, maintain, and use the patented technology and know-how on a worldwide basis for Spent Ion Exchange Resins used to remove radioactive materials from waste water and other effluents from nuclear power plants, nuclear defense industry plants, and other industrial sources. This exclusive license has been granted to Formatrix, L.L.C. which is 40% owned by the Borrower.

7.11 Inventory is presently located at the Borrower's facility in Knoxville, Tennessee.

Collateral Assignment 3 (a) -- See 4.1 above.